Exhibit 99.1

HOME BANCORP, INC.
LETTER OF TRANSMITTAL

To Tender for Exchange
5.75% Fixed-to-Floating Rate Subordinated Notes due 2032
CUSIP No. 43689E AA5 and CUSIP No. 43689E AB3

for a like principal amount of

5.75% Fixed-to-Floating Rate Subordinated Notes due 2032
CUSIP No. 43689E AC1
that have been registered under the Securities Act of 1933, as amended, in accordance with Prospectus Dated [●], 2022

THIS OFFER WILL EXPIRE AT 5:00 P.M., LAFAYETTE, LOUISIANA TIME, ON [●], 2022, UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., LAFAYETTE, LOUISIANA TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

The exchange agent is UMB Bank, National Association (the “Exchange Agent”), and its contact information follows:

By Mail, Overnight or Hand Delivery:    UMB Bank, National Association
    5555 San Felipe, Suite 870
    Houston, Texas 77056
Attention:    Mauri J. Cowen
Telephone:    (713) 300-0587

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. Only hard copies of this Letter of Transmittal or presentations via the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”) will be accepted.

For any procedural questions regarding this Letter of Transmittal or for any additional information, you may contact the Exchange Agent by email at mauri.cowen@umb.com or by telephone at (713) 300-0587. All other requests for information relating to this exchange offer (“Exchange Offer”) should be directed to Home Bancorp, Inc. (“Home”), at 503 Kaliste Saloom Road, Lafayette, Louisiana 70508, Attn: Investor Relations, (337) 237-1960, www.home24bank.com.

This Exchange Offer is not being directed to, nor will tenders be accepted from or on behalf of, holders of Home’s outstanding 5.75% Fixed-to-Floating Rate Subordinated Notes due 2032 in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

Preliminary Instructions

The undersigned acknowledges receipt of the prospectus dated [●], 2022 (the “Prospectus”) of Home, and this Letter of Transmittal, which together describe Home’s offer to exchange up to $55.0 million in aggregate principal amount of its 5.75% Fixed-to-Floating Rate Subordinated Notes due 2032 (CUSIP No. 43689E AC1) (the “New Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) for a like principal amount of its outstanding unregistered 5.75% Fixed-Floating Rate Subordinated Notes due 2032 (CUSIP Nos. 43689E AA5 and 43689E AB3) (the “Old Notes”). Capitalized terms used but not defined in this Letter of Transmittal have the meanings ascribed to them in the Prospectus.

The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act and, as a result, are generally not subject to transfer restrictions; (ii) the New Notes bear a different CUSIP number from the Old Notes; and (iii) holders of New Notes will not be entitled to registration rights or to earn additional interest under the circumstances described in the registration rights agreements related to the fulfillment of Home’s registration obligations with respect to the Old Notes. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on the Old Note, from the date of its original issue.

Home reserves the right, at any time and from time to time, to extend the Exchange Offer, in which case the term “Expiration Date” means the latest date and time to which this Exchange Offer is extended. To extend the Exchange Offer, Home will notify the Exchange Agent and each registered holder of Old Notes of any extension before 9:00 a.m., Lafayette, Louisiana time, on the next business day after the previously scheduled Expiration Date. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange, but is subject to certain customary extensions, as set out in the Prospectus.

Delivery of documents to Home does not constitute delivery to the Exchange Agent, and Home has not provided guaranteed delivery procedures in conjunction with the Exchange Offer or under the Prospectus or any other materials provided herewith.

HOLDERS OF OLD NOTES SHOULD COMPLETE THE APPROPRIATE BOXES BELOW AND SIGN THIS LETTER OF TRANSMITTAL TO INDICATE THE ACTION SUCH HOLDERS ELECT TO TAKE WITH RESPECT TO THE EXCHANGE OFFER.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of Exchange Offer, the undersigned tenders to Home the Old Notes described in Box I (Description of Tendered Notes) (the “Tendered Notes”). Unless otherwise indicated below, the undersigned will be deemed to have tendered the full aggregate principal amount represented by the Tendered Notes. Subject to, and effective upon, the acceptance for exchange of any portion of the Tendered Notes in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned exchanges, assigns and transfers to, or upon the order of, Home all right, title and interest in and to the Tendered Notes.

The undersigned irrevocably constitutes and appoints the Exchange Agent its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as Home’s agent and trustee under the indenture relating to the Old Notes) with respect to the Tendered Notes with the full power of substitution to (i) deliver the Tendered Notes to Home and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, Home, (ii) present the Tendered Notes for transfer on Home’s books and (iii) receive for Home’s account all benefits and otherwise exercise all rights of beneficial ownership of the Tendered Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph will be an irrevocable power coupled with an interest.

The undersigned represents and warrants that the undersigned (i) owns the Tendered Notes and is entitled to tender the Tendered Notes and (ii) has full power and authority to tender, exchange, assign and transfer the Tendered Notes and to acquire New Notes issuable upon the exchange of such Tendered Notes tendered herewith, and that when such Tendered Notes are accepted for exchange, Home will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale and transfer and not subject to any adverse claim, right, restriction or proxy of any kind.

The undersigned represents that it is not an “affiliate”, as defined in Rule 405 under the Securities Act, of Home, is not participating, does not intend to participate and has no arrangement or understanding with any person to participate, in a “distribution”, as defined in the Securities Act, of New Notes, is acquiring the New Notes in its ordinary course of business, and is not acting on behalf of any person who could not truthfully make the foregoing representations.

If the undersigned or the person receiving such New Notes, whether or not such person is the undersigned, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering such a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Old Notes).

The undersigned understands that all resales of the New Notes must be made in compliance with applicable state securities or “blue sky” laws. If a resale does not qualify for an exemption from these laws, the undersigned acknowledges that it may be necessary to register or qualify the New Notes in a particular state or to make the resale through a licensed broker-dealer in order to comply with these laws. The undersigned further understands that Home assumes no responsibility regarding compliance with state securities or blue sky laws in connection with resales.

The undersigned agrees that acceptance of the Tendered Notes by Home and the issuance of New Notes in exchange therefor will constitute performance in full by Home of its obligations under the registration rights agreement by and between Home and the undersigned and that Home will have no further obligations or liabilities thereunder.

The undersigned also acknowledges that the Exchange Offer is being made based upon its understanding of existing interpretations of the Securities Act by the staff of the SEC set forth in several “no-action” letters to third parties and unrelated to Home and the Exchange Offer and, based on such interpretations, Home believes that the New Notes issued under the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than any such holder which is an “affiliate” of Home within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders’ business and such holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such New Notes, provided further if a holder is a broker-dealer, the holder is participating in the Exchange Offer for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities and the holder must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. Any holder who is an affiliate of Home, who does not acquire the New Notes in the ordinary course of business, who intends to participate in the Exchange Offer for the purpose of distributing the New Notes or is a broker-dealer who purchased the Old Notes directly from Home (i) will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned “no-action” letters, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer transaction unless such sale or transfer is made in accordance with an exemption from such requirements. The undersigned acknowledges that Home has not sought or received its own “no-action” letter with respect to the Exchange Offer and the related transactions, and that Home can provide no assurance that the staff of the SEC will make a determination in the case of the Exchange Offer and such transactions that is similar to its determinations in the above-mentioned “no-action” letters. The undersigned further acknowledges that Home may rely upon each of the foregoing representations and covenants for purposes of the Exchange Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Home to be necessary or desirable to complete the exchange, assignment and transfer of the Tendered Notes. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder will be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and will not be affected by, and will survive the death or incapacity of, the undersigned.

For purposes of the Exchange Offer, Home will be deemed to have accepted validly tendered Tendered Notes when, as and if it has given written or oral notice thereof to the Exchange Agent.

The undersigned understands that tenders of the Tendered Notes in accordance with the procedures described in the Prospectus and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Home with respect to the terms of the Exchange Offer in accordance with the terms and subject to the conditions set forth in this Letter of Transmittal and in the Prospectus.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX BELOW.

List below the Old Notes to which this Letter of Transmittal relates. If the space provided is inadequate, the Certificate number(s) and principal amount of the Old Note(s) should be listed on a separate signed schedule attached hereto.

BOX I
DESCRIPTION OF TENDERED NOTES

Name and Address of Registered Noteholder exactly as name appears on Old Note(s)	Description of Notes Surrendered
	Certificate Number(s)*	Aggregate Principal Amount Represented by Certificate(s)	Aggregate Principal Amount Tendered**

Total:

*    Need not be completed by book-entry holders.
**    Tenders of Old Notes must be in a minimum principal amount of $100,000 and any integral multiple of $1,000 in excess thereof. Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes set forth above. See Instruction 2.

BOX II
SIGNATURES
(See Instruction 3)

For any Tendered Notes, this Letter of Transmittal must be signed by the registered holder(s) exactly as the name(s) appear(s) on the Tendered Notes or in whose name the Tendered Notes are registered on the books of DTC or one of its participants, or by any person(s) authorized to become the registered holder(s) by endorsements and documents submitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and the other information indicated below and, unless waived by Home, submit herewith evidence to its satisfaction of authority to so act. See Instruction 3.

, 2022
(Signatures by Holder(s))	(Date)

Name(s):
(Please type or print)

Capacity (full title):

Address:

Area Code and Telephone Number:

Taxpayer Identification No.:

GUARANTEE OF SIGNATURES
(If Required - See Instruction 3)

Authorized Signature:

Dated:

Name:

Title:

Name of Firm:

Address of Firm:

Area Code and Telephone No:

BOX III
ATTENTION BROKER DEALERS

☐    CHECK HERE IF THE UNDERSIGNED OR ANY BENEFICIAL OWNER OF TENDERED NOTES IS A BROKER-DEALER.

☐    CHECK HERE IF THE UNDERSIGNED BROKER-DEALER WISHES TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name:

Address:

HOME BANCORP, INC.

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

1.    Delivery of this Letter of Transmittal and Tendered Notes.  A holder of Old Notes may tender the same by (i) properly completing and signing this Letter of Transmittal and delivering the same, together with the certificate or certificates, if applicable, representing the Old Notes being tendered and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date, or (ii) complying with the procedure for book-entry transfer described below. Holders of Old Notes may tender Old Notes by book-entry transfer by crediting the Old Notes to the Exchange Agent’s account at DTC in accordance with DTC’s ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer. To the extent any procedural terms herein conflict with the ATOP procedures, the ATOP procedures will govern. DTC participants that are accepting the Exchange Offer should transmit their acceptance to DTC, which will edit and verify the acceptance and execute a book-entry delivery to the Exchange Agent’s account at DTC. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance in which the holder of the Old Notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal or the DTC participant confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including any acknowledgements, representations and warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent. Delivery of the Agent’s Message by DTC will satisfy the terms of the Exchange Offer as to execution and delivery of a Letter of Transmittal by the participants identified in the Agent’s Message.

The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the holder, and except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used. In all cases, sufficient time should be allowed to permit timely delivery. No Old Notes or Letters of Transmittal should be sent to Home.

The Exchange Agent must receive the book-entry confirmation, together with this properly completed and duly executed Letter of Transmittal or Agent’s Message with any required signature guarantees and any other documents required by this Letter of Transmittal, prior to the Expiration Date, all as provided in the Prospectus.

2.    Partial Tenders.  Tendered Notes must be in a minimum principal amount of $100,000 and any integral multiple of $1,000 in excess thereof. If less than the entire principal amount of the Old Notes is to be tendered in definitive form, the tendering holder(s) should indicate the aggregate principal amount of Old Notes to be tendered in Box I (Description of Tendered Notes) under the caption “Aggregate Principal Amount Tendered.” If less than the entire principal amount of the Old Notes evidenced by materials provided in accordance with the ATOP procedures, the tendering holder(s) should indicate the aggregate principal amount of Old Notes to be tendered to DTC in accordance with ATOP procedures. The entire principal amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

If the entire principal amount of Old Notes held by the tendering holder is not tendered for exchange, then Old Notes evidencing the untendered amount will be issued in the name of the person signing this Letter of Transmittal and such Old Notes will be sent to the person signing this Letter of Transmittal at the address indicated in Box I (Description of Tendered Notes), or if tendered in accordance with ATOP procedures, then untendered Old Notes will be issued in accordance with ATOP procedures.

3.    Signatures on this Letter of Transmittal; Bond Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Tendered Notes, the signature must correspond with the name(s) as written on the face of the Tendered Notes without alteration, enlargement or any change whatsoever. If any of the Tendered Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

When this Letter of Transmittal is signed by the registered holder or holders (which term, for the purposes described herein, will include the book-entry transfer facility whose name appears on a security listing as the owner of the Tendered Notes) of Tendered Notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required.

If this Letter of Transmittal is signed by a person other than the registered holder or holders of the Tendered Notes listed, such Tendered Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Issuer and duly executed by the registered holder, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the Tendered Notes.

If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Home, proper evidence satisfactory to Home of their authority so to act must be submitted.

Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by a member of a firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Guarantor Institution”). If Tendered Notes are registered in the name of a person other than the signer of this Letter of Transmittal, the Tendered Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by Home, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Guarantor Institution.

4.    Transfer Taxes.  Except as described below, Home will pay all transfer taxes, if any, applicable to the exchange of Tendered Notes under the Exchange Offer. If, however, New Notes and/or substitute Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Tendered Notes, or if the Tendered Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer of Tendered Notes to Home under the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

5.    Withdrawal of Tenders. Tenders of Old Notes may be withdrawn at any time before 5:00 p.m., Lafayette, Louisiana time, on the Expiration Date, in the manner described in the section of the Prospectus titled “The Exchange Offer – Withdrawal of Tenders.”  Any Old Notes validly withdrawn will be considered not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued in exchange for such Old Notes. Validly withdrawn Old Notes may be re-tendered under the Exchange Offer at any time before the Expiration Date.

6.    Waiver of Conditions.  Home reserves the absolute right, in its sole discretion, to waive any or all conditions relating to the Exchange Offer set forth in the Prospectus.

7.    No Conditional Tenders.  No alternative, conditional, irregular or contingent tenders will be accepted. All holders of Tendered Notes, by execution of this Letter of Transmittal, will waive any right to receive notice of the acceptance of their Tendered Notes for exchange.

8.    Mutilated, Lost, Stolen or Destroyed Old Notes.  Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address set forth on the first page of this Letter of Transmittal hereof for further instructions.

9.    Validity of Tenders.  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Tendered Notes will be determined by Home in its sole discretion, which determination will be final and binding. Home reserves the absolute right to reject any and all Tendered Notes not properly tendered or any Tendered Notes, its acceptance of which would, in the opinion of counsel for Home, be unlawful. Home also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to any Tendered Notes. Home’s interpretation of the terms and conditions of the Exchange Offer (including the Instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with Tendered Notes must be cured within such time as Home will determine. Although Home intends to notify holders of defects or irregularities with respect to tenders of Tendered Notes, neither Home, the Exchange Agent nor any other person will incur any liability for failure to give such notification. Tenders of Tendered Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Tendered Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as promptly as practicable following the Expiration Date.

10.    Acceptance of Tendered Notes and Issuance of Notes; Return of Notes.  Subject to the terms and conditions of the Exchange Offer, Home will accept for exchange all validly tendered Old Notes as promptly as practicable after the Expiration Date and will issue New Notes therefor as promptly as practicable thereafter. For purposes of the Exchange Offer, Home will be deemed to have accepted validly tendered Old Notes when, as and if it has given oral or written notice thereof to the Exchange Agent. If any Tendered Notes are not exchanged under the Exchange Offer for any reason, such unexchanged Tendered Notes will be returned, without expense, to the person signing this Letter of Transmittal at the address indicated in Box I (Description of Tendered Notes) or in accordance with ATOP procedures, as applicable.

11.    Taxpayer Information; IRS Form W-9; IRS Form W-8.  Under U.S. federal income tax law, a holder whose Tendered Notes are accepted for exchange for New Notes may be subject to backup withholding on reportable payments made on the New Notes unless the holder provides the Exchange Agent, Home, or other payor with its correct taxpayer identification number (“TIN”) and certain other information on Internal Revenue Service (“IRS”) Form W-9, or otherwise establishes an exemption. If the Exchange Agent, Home or other payor is not provided with the correct TIN or an adequate basis for an exemption, a holder may be subject to a penalty imposed by the IRS, and backup withholding (currently, at a rate of 24%) may apply to any reportable payments on the New Notes made to such holder. Such reportable payments generally will be subject to information reporting, even if the Exchange Agent, Home or other payor is provided with a TIN. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely provided to the IRS.

To prevent backup withholding on reportable payments made on the Tendered Notes, each holder that is a “United States person” for U.S. federal income tax purposes should provide a properly completed and executed IRS Form W-9.  If you have previously delivered an IRS Form W-9 to the Exchange Agent in connection with the issuance of the Old Notes, please contact the Exchange Agent to confirm whether an additional Form W-9 will be required.

Certain holders (including, among others, generally all corporations and certain non-U.S. persons) are not subject to backup withholding. Exempt U.S. holders may establish their exempt status on IRS Form W-9. A non-U.S. holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8BEN, Form W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as the case may be, signed under penalties of perjury, attesting to that holder’s exempt status. The applicable IRS Form W-8 can be obtained from the IRS website at www.irs.gov.

12.    Requests for Assistance or Additional Copies.  Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover and back cover hereof.